Exhibit 10.1

Participant Name:
Date of Grant:
Target Potential Payout:
Maximum Potential Payout:
Stretch Potential Payout:
Threshold Potential Payout:
Performance Period
Performance Goal(s):	See Exhibit A

VAPOTHERM, INC.

2018 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This Performance Stock Unit Award Agreement (this “Agreement”) evidences a Performance Award, in the form of performance-based Stock Units (this “Award”), granted by Vapotherm, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Vapotherm, Inc. 2018 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of Award. The Company grants to the Participant on the date set forth above (the “Date of Grant”) this Award, representing the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, up to a maximum (“Maximum Potential Payout”) of 200% of the Participant’s Target Potential Payout set forth above in the form of shares of Stock (each, a “Share”) based on the achievement of the Performance Goal(s) set forth on Exhibit A attached hereto (the “Performance Goals”) during the Performance Period set forth above (the “Performance Period”), and subject to adjustment as provided in this Agreement and pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Vesting; Cessation of Employment.

(a)

Vesting; Performance Goals. Except as otherwise provided in this Agreement, this Award shall vest and the number of Shares payable in settlement of this Award shall be determined by reference to the Performance Goals achieved during the Performance Period in accordance with the table set forth in Exhibit A to this Agreement and may range from 0% to 200% of the Participant’s Target Potential Payout as forth above. The Performance Goals to be achieved over the Performance Period and their respective weightings, if any, and their respective Threshold, Target, Stretch and Maximum levels of performance, are described in the table set forth in Exhibit A to this Agreement.

(b)

Determination of Amount of Payment. Payouts in settlement of this Award will be interpolated between Threshold and Target if the level of the performance attained for the Performance Goal(s) for the Performance Period falls between the Threshold and Target levels specified in the table set forth in Exhibit A to this Agreement, and the payout will be rounded up to the nearest whole number of

Shares. Payouts will be interpolated between Target and Stretch if the level of the performance attained for the Performance Goals for the Performance Period falls between the Target and Stretch levels specified in the table set forth in Exhibit A to this Agreement, and the payout will be rounded up to the nearest whole number of Shares. Payouts will be interpolated between Stretch and Maximum if the level of the performance attained for the Performance Goals for the Performance Period falls between the Stretch and Maximum levels specified in the table set forth in Exhibit A to this Agreement, and the payout will be rounded up to the nearest whole number of Shares.

(c)

Requirement to Meet Threshold Level of Performance. Absent the occurrence of a Change in Control prior to the end of the Performance Period, and to the extent not previously forfeited or terminated pursuant to Section 2(f) or 4 of this Agreement, this Award shall be immediately forfeited and terminated as of the end of the Performance Period if none of the Performance Goals meet the Threshold for payment as described in the table set forth in Exhibit A to this Agreement and the Administrator determines that Section 2(d), 2(e) or 2(f) of this Agreement does not apply.

(d)

Adjustments for Certain Pre-Determined Events and Other Events. In determining whether and to what extent each Performance Goal has been achieved, the Administrator shall include or exclude from the calculation of the Performance Goal, applying U.S. generally accepted accounting principles, each of the events identified on Exhibit A that occurs during the Performance Period. In addition, subject to the terms of the Plan, the Administrator may amend or modify the vesting criteria (including the Performance Goals or Performance Period) of this Award based in whole or in part on the financial performance of the Company (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Section 7 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement.

(e)

Other Discretionary Adjustments. The Administrator in its discretion may (i) amend or modify the vesting criteria (including the Performance Goals or Performance Period) of this Award at any time in a manner more favorable to the Participant; (ii) adjust the final payout upward up to the Maximum Potential Payout; or (iii) provide that the unvested portion of the Award for all or a portion of the Performance Period will immediately vest and be paid out up to the Maximum Potential Payout.

(f)

Cessation of Employment. Except as expressly provided for in an employment, consulting, severance or other agreement between the Participant and the Company or an applicable severance pay plan that is in effect at the time of the Participant’s termination of employment and more favorable to the Participant and except as otherwise provided in Section 7 of the Plan, automatically and immediately upon the cessation of the Participant’s Employment, (i) the unvested portion of this Award will terminate and be forfeited for no consideration, and (ii) the vested portion of this Award, if any, will terminate and be forfeited for no consideration if the Participant’s Employment is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith); provided, however, that if the cessation of the Participant’s Employment is due to the Participant’s death or Disability, then the unvested portion of the Award will immediately vest and be paid out for the entire Performance Period (and not pro rata) based on the higher of target performance or actual performance achieved through the date of the such cessation, with the discretion of the Committee to adjust the final payout upward up to the Maximum Potential Payout.

3. Settlement and Issuance of Shares.

(a)

Settlement; Amount of Payment. In the event of the achievement of at least the Threshold level of performance with respect to at least one (1) of the Performance Goals described in the table(s) set forth in Exhibit A to this Agreement during the Performance Period, which achievement must be certified in writing by the Administrator as soon as practicable following the expiration of the Performance Period, but in any event not later than such date that will permit settlement (or other payment) of the vested Award not later than March 15 of the calendar year following the calendar year in which the Performance Period ends (the “Final Payment Date”), the Participant shall receive such number of Shares up to the Maximum Potential Payout under this Award as determined pursuant to Section 2 and Exhibit A to this Agreement and subject to applicable withholding pursuant to Section 7 of this Agreement. If none of the Performance Goals are achieved at the Threshold level of performance or above, after adjustments under Section 2(d) or 2(e), if applicable, and the Administrator determines that Section 2(d), 2(e) or 2(f) of this Agreement does not apply, then this Award shall be forfeited and canceled and the Participant shall receive no Shares in settlement thereof. The Participant may not receive a greater number of Shares than the Maximum Potential Payout, subject to adjustment as provided in the Plan. In the event this Award is forfeited or cancelled for any reason pursuant to Section 2 or 4 of this Agreement or otherwise, no Shares shall be issued or payment made in settlement of this Award.

(b)

Timing and Manner of Payment. Any Shares issued to the Participant upon settlement of this Award shall be issued and delivered to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution) by entering such Shares in book entry form in the name of the Participant or depositing such Shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan, as determined by the Company in its discretion as soon as practicable but in any event not later than the Final Payment Date (or, in the event of the Participant’s death, within sixty

(60) days following the Participant’s death), except to the extent that Shares are withheld to pay tax withholding obligations pursuant to Section 7 of this Agreement or the Participant has properly elected to defer income that may be attributable to this Award under a Company deferred compensation plan or arrangement.

(c)

Issuance of Shares Subject to Applicable Law; Cash Settlement. The issuance and delivery of Shares pursuant to this Award shall be subject to any applicable law. No Shares will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator. Notwithstanding anything in this Agreement to the contrary, the Company may, in its discretion, settle all or a portion of this Award in the form of a cash payment, with such cash payment being determined based on the Fair Market Value of such Shares. Alternatively in such situation, the Company may, in its discretion, settle all or a portion of this Award in the form of Shares but require an immediate sale of such Shares (in which case, this Agreement shall give the Company the authority to issue sales instructions on the Participant’s behalf).

(d)

Repatriation; Compliance with Applicable Laws. As a condition of this Award, the Participant agrees to repatriate all payments attributable to this Award in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all reasonable actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local applicable law in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required to comply with the Participant’s personal legal and tax obligations under local applicable law in the Participant’s country of residence (and country of employment, if different).

4. Forfeiture; Recovery of Compensation. By accepting this Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of this Award, under this Award, including the right to any Shares acquired under this Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as Performance Awards. Nothing in the preceding sentence may be construed as limiting the general application of Section 9 of this Agreement.

5. Dividends; Other Rights. This Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company actually delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder. The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under this Award.

6. Restrictions on Transfer. This Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

7. Certain Tax Matters; Sell to Cover.

(a)

The Participant expressly acknowledges and agrees that the settlement of this Award will give rise to “wages” subject to withholding and is subject to the Participant’s promptly paying, or in respect of any later requirement of withholding being liable promptly to pay at such time as such withholdings are due, to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld, if any, relating to this Award. In lieu of the Sell to Cover provided below, the Participant may elect to pay to the Company in cash any amount of the Withholding Obligation (as defined below).

(i)

By accepting this Award, and unless the Participant has elected to pay the Withholding Obligation in cash as provided above, the Participant hereby acknowledges and agrees that he or she elects to sell Shares issued in respect of this Award to satisfy the statutory minimum amount of the tax withholdings described in subsection (a) above (the “Withholding Obligation”) and to allow the Agent to remit the cash proceeds of such sale to the Company (“Sell to Cover”).

(ii)

The Participant hereby irrevocably appoints Shareworks, or such other registered broker-dealer that is a member of the Financial Industry Regulatory Authority as the Company may select, as the Participant’s agent (the “Agent”) to effectuate the Sell to Cover, and the Participant authorizes and directs the Agent to: (i) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the date on which the Shares are delivered to the Participant pursuant to Section 3 hereof in connection with the settlement of this Award, the number (rounded up to the next whole number) of Shares sufficient to generate proceeds to cover (A) the satisfaction of the Withholding Obligation arising from the settlement of this Award by the issuance and delivery of Shares to the Participant and (B) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; (ii) remit directly to the Company the proceeds from the sale of the Shares referred to in clause (i) above necessary to satisfy the Withholding Obligation; (iii) retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Agent, relating directly to the sale of the Shares referred to in clause (i) above; and (iv) maintain any remaining funds from the sale of the Shares referred to in clause (i) above in the Participant’s account with the Agent. The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold to satisfy the Participant’s obligations hereunder and to otherwise effect the purpose and intent of this Agreement and satisfy the rights and obligations hereunder.

(iii)

The Participant acknowledges that the Agent is under no obligation to arrange for the sale of Shares at any particular price under a Sell to Cover and that the Agent may affect sales under any Sell to Cover in one or more sales and that the average price for executions resulting from bunched orders may be assigned to the Participant’s account. The Participant further acknowledges that he or she will be responsible for all brokerage fees and other costs of sale associated with any Sell to Cover or transaction contemplated by this Section 7(a) and agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided for in this Section 7(a) due to various circumstances. If it is not possible to sell Shares in a Sell to Cover or if the Company determines that the Withholding Obligation will be satisfied in a manner other than Sell to Cover, the Company will assist the Participant in determining additional alternatives available to the Participant. In the event of the Agent’s inability to sell shares of Common Stock, the Participant will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be paid or withheld with respect to this Award. In such event, or in the event that the Company determines that the cash proceeds from a Sell to Cover are insufficient to meet the Withholding Obligation, the Participant authorizes the Company and its subsidiaries to withhold such amounts from any amounts otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligations under the preceding provisions of this Section.

(iv)

The Participant hereby agrees to execute and deliver to the Agent or the Company any other agreements or documents as the Agent or the Company reasonably deem necessary or appropriate to carry out the purposes and intent of this Agreement, including without limitation, any agreement intended to ensure the Sell to Cover and the corresponding authorization and instruction to the Agent set forth in this Section 7(a) to sell Shares to satisfy the Withholding Obligation comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Agent is a third-party beneficiary of this Section 7(a).

(b)

The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Shares in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

(c)

This Award is intended to be exempt from Section 409A of the Code as a short-term deferral thereunder and shall be construed and administered in accordance with that intent. Notwithstanding the foregoing, in no event will the Company or any of its subsidiaries have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

8. Effect on Employment. Neither the grant of this Award, nor the issuance of Shares upon the vesting of this Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

9. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

10. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

VAPOTHERM, INC.

By:

Name:

Title:

Agreed and Accepted:

By

Signature Page to Performance Stock Unit Award Agreement

EXHIBIT A

PERFORMANCE STOCK UNIT AWARD AGREEMENT

VAPOTHERM, INC.

2018 EQUITY INCENTIVE PLAN

PERFORMANCE GOALS

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